Exhibit 99.2
Consolidated Financial Statements
Esprit Pharma Holding Company, Inc. and Subsidiaries
September 30, 2007

Esprit Pharma Holding Company, Inc. and Subsidiaries
Unaudited Consolidated Financial Statements
September 30, 2007

Esprit Pharma Holding Company, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars and Shares in Thousands)

	September	December
	30, 2007	31, 2006

Assets
Current assets:
Cash and cash equivalents	$2,945	$17,459
Short-term investments	2,028	5,504
Accounts receivable, net of allowances of $100 and $196 at September 30, 2007 and December 31, 2006, respectively	4,683	4,601
Inventories, net of reserves for obsolescence of $1,643 and $583 at September 30, 2007 and December 31, 2006, respectively	5,384	9,259
Prepaid expenses and other current assets	6,099	3,320

Total current assets	21,139	40,143

Property and equipment, net	728	937
Goodwill	19,993	19,993
Intangible assets, net	52,569	8,585
Assets held for sale	1,409	2,553
Other non-current assets	83	3,761

Total assets	$95,921	$75,972

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,915	$4,562
Accrued expenses	27,150	19,814
Accrued purchase obligations	–	10,000
Short-term debt	90,757	–

Total current liabilities	119,822	34,376

Deferred tax liabilities	1,170	780
Other long-term liabilities	502	266

Series A convertible preferred stock; $0.0001 par value; 212,000 shares authorized, 210,994 issued and outstanding at September 30, 2007 (liquidation preference of $113,937) and December 31, 2006, respectively	113,894	113,894
Series B convertible preferred stock; $0.0001 par value; 179,000 shares authorized, 178,138 issued and outstanding at September 30, 2007 (liquidation preference of $115,790) and December 31, 2006, respectively	115,390	115,390

Stockholders’ deficit:
Common stock; $0.0001 par value; 450,000 shares authorized, 40,898 and 40,564 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	4	4
Additional paid-in capital	1,569	1,433
Accumulated deficit	(256,446)	(190,209)
Accumulated other comprehensive income	16	38

Total stockholders’ deficit	(254,857)	(188,734)

Total liabilities and stockholders’ deficit	$95,921	$75,972

See accompanying notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In Thousands)

	Nine Months Ended
	September 30
	2007	2006

Product sales, net	$32,865	$23,949
Cost of goods sold	18,971	13,442

Gross margin	13,894	10,507

Selling and marketing	37,861	39,678
General and administrative	11,195	14,022
Research and development	–	485

Loss from operations	(35,162)	(43,678)

Interest expense	(17,970)	(1,875)
Interest income	387	304

Loss from continuing operations before income tax expense	(52,745)	(45,249)

Income tax expense	390	390

Net loss from continuing operations	(53,135)	(45,639)

Discontinued operations:
Loss from discontinued operations, net of $0 income tax benefit for the nine months ended September 30, 2007 and 2006, respectively	(13,102)	(10,327)

Net loss	$(66,237)	$(55,966)

See accompanying notes.

Esprit Pharma Holding Company Inc. and Subsidiaries
Unaudited Consolidated Statement of Stockholders’ Deficit
Nine Months Ended September 30, 2007
(Dollars and Shares in Thousands)

					Accumulated Other	Total
	Common Stock		Additional	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Deficit

Balance at December 31, 2006	40,564	$4	$1,433	$(190,209)	$38	$(188,734)
Stock issued upon exercise of stock options	334	–	15	–	–	15
Stock compensation expense	–	–	121	–	–	121
Comprehensive loss:
Net loss	–	–	–	(66,237)	–	(66,237)
Unrealized loss on short-term investments		–	–	–	(22)	(22)

Total comprehensive loss						(66,259)

Balance at September 30, 2007	40,898	$4	$1,569	$(256,446)	$16	$(254,857)

See accompanying notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In Thousands)

	Nine Months Ended
	September 30
	2007	2006

Operating activities
Net loss	$(66,237)	$(55,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	227	145
Amortization of product rights	3,663	8,350
Amortization of deferred loan origination costs	3,679	678
Provision for accounts receivable	(96)	(17)
Deferred rent inducement	(55)	(54)
Provision for inventory reserves	304	407
Deferred income taxes	390	390
Stock based compensation	121	16
Changes in operating assets and liabilities:
Accounts receivable	14	9,219
Inventories	477	(8,056)
Prepaid expenses and other current assets	461	(3,694)
Accounts payable	(2,647)	(325)
Accrued expenses, accrued purchase obligations and other liabilities	(2,186)	3,678
Deferred revenue	–	(9,506)
Other non-current assets, net of liabilities	(188)	(2,204)

Net cash used in operating activities	(62,073)	(56,939)

Investing activities
Purchase of short-term investments	–	(31,785)
Sale of short-term investments	3,454	–
Additions to property and equipment	(18)	(549)
Purchase of product rights	(49,888)	–

Net cash used in investing activities	(46,452)	(32,334)

Financing activities
Proceeds from the issuance of debt, net of issuance costs	90,757	–
Payment of debt	–	(8,514)
Issuance of common stock warrants	–	431
Repayment of note receivable from shareholder	–	71
Proceeds from issuance of common stock	15	–
Proceeds from issuance of preferred stock, net of issuance costs	–	89,531

Net cash provided by financing activities	90,772	81,519

Net decrease in cash and cash equivalents	(14,514)	(7,754)
Cash and cash equivalents at beginning of year	17,459	8,597

Cash and cash equivalents at end of year	$2,945	$843

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$6,328	$1,551

Cash paid during the period for taxes	$179	$145

Issuance of warrants	$–	$431

See accompanying notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
(Dollars and Shares in Thousands)
September 30, 2007
1. Organization and Description of Business
Esprit Pharma Holding Company, Inc. (Esprit or the Company) was incorporated on May 6, 2005 (inception) in the State of Delaware for the purpose of selling and marketing specialty pharmaceutical products. Since its inception, the Company has focused its efforts primarily on building the infrastructure required to support the sales and marketing of its products, and expanding its product portfolio.
On September 18, 2007, the Company entered into an agreement in which Allergan, Inc. (Allergan) was to acquire the Company for approximately $370 million in an all-cash transaction. This transaction was completed on October 16, 2007 (See Note 11).
2. Significant Accounting Policies
Basis of Presentation
The unaudited consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements include all adjustments, consisting only of normal recurring adjustments, that are considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. For a better understanding of the Company and its financial statements, the Company recommends reading these unaudited financial statements and notes in conjunction with the audited financial statements and notes to those financial statements for the fiscal year ended December 31, 2006.
Consolidation
The financial statements include the accounts of Esprit Pharma Holding Company, Inc. and its wholly-owned subsidiary, Esprit Pharma, Inc. and its wholly owned subsidiary Metagen Pharmaceuticals, Inc. Intercompany transactions and balances are eliminated in consolidation.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities are affected by such estimates and assumptions. The most significant assumptions are employed in estimates used in determining allowances for doubtful accounts, inventory reserves, values of intangible assets, and estimates used for impairment assessments, as well as estimates used in applying the revenue recognition policy including accruals for rebates, product returns and chargebacks. The Company is subject to risks and uncertainties that may cause actual results to differ from those estimates and these differences may be material.
Stock-Based Compensation
The Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (FAS 123(R)) which requires that compensation cost relating to share-based payment transactions be recognized as an expense in the financial statements, and the measurement of that cost be based on the estimated fair value of the equity or liability instrument issued. FAS 123(R) also requires that forfeitures be estimated and recorded over the vesting period of the instrument.
Inventories
Inventories, consisting of raw materials and finished goods, are stated at the lower of cost or market. Cost is determined using a weighted-average approach, which approximates the first-in, first-out method. An inventory reserve is recorded when the inventory for a product is projected to be more than forecasted demand.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)

	September	December
	30, 2007	31, 2006

Finished goods	$7,027	$9,842
Less inventory reserves	(1,643)	(583)

Total inventories	$5,384	$9,259

Income Taxes
The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48) to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, disclosures and transition relating to the adoption of the new accounting standard. The Company has adopted FIN 48 as of January 1, 2007, as required and determined that the adoption of FIN 48 did not have a material impact on the Company’s financial position and results of operations. The Company did not recognize interest or penalties related to income tax during the nine-month period ended September 30, 2007 or 2006 and did not accrue for interest or penalties as of September 30, 2007 or December 31, 2006. The Company does not have an accrual for uncertain tax positions as of September 30, 2007 or December 31, 2006. Tax returns for all years 2005 and thereafter are subject to future examination by tax authorities.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions
Sanctura®
When the Company purchased the rights to the Sanctura® twice-daily formulation for treatment of overactive bladder on June 30, 2005, it also received an option to purchase the marketing rights to Sanctura XR, a once-daily formulation which was under development at the time. The Company was obligated to make a $10,000 payment to Indevus Pharmaceuticals, Inc (Indevus) upon the submission of an NDA for Sanctura XR, which occurred in September 2006. Upon the NDA’s approval of Sanctura XR in August 2007, the Company made a $49,888 payment to Indevus, which included a prepaid asset of $3,240 for inventory that will be sold commercially. Since this payment was for the marketing right of an approved product, it was included as an intangible asset as of September 30, 2007. There is a $20,000 milestone payment due in fiscal year 2013 if there is no generic competition in the market.
ProQuin® XR
On July 18, 2005, the Company acquired from Depomed the sales and marketing rights within the U.S., Puerto Rico and all US possessions of ProQuin® XR for an aggregate purchase price of $50,000. On July 5, 2007, Depomed reacquired the rights back from the Company, an exchange which required the Company to make a $17,500 payment to Depomed, which included the regularly-scheduled milestone payment of $10,000 due July 21, 2007, six months minimum royalty of $2,500 and an additional transaction fee of $5,000. Additionally, the Company retained the responsibility for future liabilities of ProQuin® XR currently in the marketplace, including returns. The Company was also obligated to assist Depomed in various transitionary functions through September 15, 2007.
4. Other Noncurrent Assets
Other non-current assets consist primarily of deferred financing costs. In connection with the long-term financing arrangement the Company entered into in March 2006 (see Note 5), the Company incurred financing costs of $3,905. These financing costs consisted primarily of bank fees and legal expenses, and were recorded as a non-current asset at December 31, 2006. The asset is being amortized over the term of the financing agreement, which is four years. Amortization expense through September 30, 2007 and December 31, 2006 was $678 and $566,

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
4. Other Noncurrent Assets (continued)
respectively. As part of the re-financing of the long-term financing arrangement in August 2007 (See Note 5), the remaining balance of deferred financing costs was written off as the long-term financing arrangement was terminated.
5. Debt
Debt consists of the following:

	September	December
	30, 2007	31, 2006

Revolving Credit Facility	$–	$–
Senior Subordinated Loan	16,000	–
Note due to Allergan	74,757	–

	$90,757	$–

Revolving Credit Facility
On March 8, 2006, the Company entered into a long-term financing arrangement (the Revolving Credit Facility) with a financial institution. The Revolving Credit Facility was for a committed amount of up to $50,000.
Simultaneous with Depomed reacquiring the Proquin® XR marketing rights in July 2007, the Company negotiated an amendment to the Revolving Credit Facility in exchange for a $3,500 premium on the outstanding principal (the Amendment Fee), whenever the loan was to be repaid. On August 7, 2007, the Company repaid the outstanding balance of $20,000 on the Revolving Credit Facility, and in addition paid the $3,500 Amendment Fee, an existing prepayment penalty of $750, $202 of professional fees and accrued interest of $417 ($24,869 in total).
Senior Subordinated Debt
In July, 2007, a group of private investors in the Company and a number of officers loaned $16,000 to the Company in order to fund the settlement payment with Depomed and to provide working capital to the Company. Under the terms of the agreement, the notes securing this loan were subordinated to the Revolving Credit Facility and were payable at the earlier of a

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
5. Debt (continued)
liquidating event for the Company or the maturity of the Revolving Credit Facility in June, 2010. The notes carried an interest rate of 12% and the principal was to be re-paid with a 50%, or $8,000 premium at the time of payment. In connection with the merger with Allergan on October 16, 2007, $24,549 was repaid to the subordinated debt creditors, which included $16,000 for notes payable due, $8,000 in repayment premium and $549 in accrued interest due. The notes were subsequently terminated.
Note Due Allergan
In August 2007, Allergan loaned the Company $74,757 to satisfy a $49,888 milestone payment due Indevus based upon the NDA approval of Sanctura® XR, to purchase the marketing rights for Sanctura® XR and to repay all then outstanding obligations to the holder of the Revolving Credit Facility (the Allergan Note). The terms of the Allergan Note were designed to be identical to the Revolving Credit Facility, with the exception that maturity is the earlier of the closing of an intended merger with the Company or one year. The note was secured by all of the assets of the Company, including the marketing rights to Sanctura® XR. In connection with the merger with Allergan on October 16, 2007, $75,699 was repaid to Allergan, which included $74,757 for notes payable due and $942 in accrued interest due. The notes were subsequently terminated.
6. Capital Structure
Common Stock Options
In June 2005, the Company’s Board of Directors and shareholders approved the Company’s 2005 Stock Option Plan (the 2005 Plan). The 2005 Plan provides for the granting of options to purchase common stock in the Company to employees, advisors and consultants at a price to be determined by the Company’s Board of Directors. The options may be incentive stock options or non-statutory stock options. Under the provisions of the 2005 Plan, no option will have a term in excess of 10 years. Options granted pursuant to the 2005 Plan generally vest 25% after the first year, and the remaining 75% vest equally over the next succeeding three years.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
6. Capital Structure (continued)
The following table summarizes information about stock options outstanding at September 30, 2007:

					Weighted-
					Average
				Weighted-	Remaining
	Shares		Option Price	Average	Contractual
	Available	Number of	Per Share	Exercise	Term
	for Grant	Shares	Range	Price	(In Years)

Balance at December 31, 2006	845	11,093	$.01 - .10	$.04	8.7
Options granted	(2,025)	2,025	.10	.10
Options forfeited	1,198	(1,198)	.01 - .10	.03
Options exercised	–	(334)	.01 - .10	.08

Balance at September 30, 2007	18	11,586	$.01 - .10	.05	8.3

Vested and unvested options which are expected to vest at September 30, 2007		11,586	$.01 - .10		8.3
Exercisable at September 30, 2007, before consideration of Allergan transaction		4,084	$.01 - .10		7.9
On October 16, 2007, the Company was acquired by Allergan (see Note 11). As a result of the acquisition, all options were accelerated in accordance with the original terms of the Plan. The Company recognized an additional $91 of additional stock-based compensation relating to the acceleration of stock options.
The Company recorded $121 and $16 related to its share-based compensation in selling, general and administrative expenses on the accompanying statement of operations for the nine months ended September 30, 2007 and 2006, respectively. The income tax benefit recognized in the statement of operations for share-based compensation arrangements was $0 for the periods ended September 30, 2007 and 2006, respectively.
The weighted average grant date fair values of options was $.06 and $.07 for options granted during the nine months ended September 30, 2007 and 2006, respectively.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
6. Capital Structure (continued)
Warrants
Simultaneous with the repayment of the Revolving Credit Facility on August 7, 2007, the common stock warrants issued in connection with the Revolving Credit Facility become immediately exercisable. Through September 30, 2007, $340 had been recognized as interest expense.
7. Income Taxes
The Company recorded a deferred tax provision of $390 for the nine months ended September 30, 2007 and 2006. The provision for income taxes differs from taxes that would have been provided at the federal statutory rate of 34% due to the valuation allowance as the Company has incurred operating losses since inception. A deferred tax liability is provided for the timing differences between the amortization of goodwill for book and tax purposes. Since the reversal of the timing difference from goodwill cannot be predicted, the related deferred tax assets cannot be considered in offsetting the deferred tax liability in accordance with FAS 109.
At December 31, 2006 the Company has federal net operating loss (NOL) carryforwards of approximately $111,657 which expire through 2026. The Company established a valuation allowance against its deferred tax assets at September 30, 2007 because the Company determined that it was more likely than not that all of the deferred tax assets would not be realized.
8. Commitments and Contingencies
Purchase and Supply Agreements
The Company has entered into various inventory purchase agreements with its suppliers. These agreements required the Company to provide a forecasted purchase requirement at the beginning of each contract year. The Company is obligated to purchase a percentage of the forecasted purchase requirement.
Pursuant to the supply agreement with Indevus, the Company has agreed to purchase 37,000 tablets of Sanctura during fiscal year 2007. The Company is required to purchase at least 75% of this committed amount or $4,800 of inventory.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
8. Commitments and Contingencies (continued)
On January 29, 2007, the Company notified Indevus that the Company will likely not require all committed tablets of Sanctura in 2007. This reduction was largely due to the accelerated development of Sanctura’s once-daily formulation, increasing the likelihood that the product will be commercialized in early 2008 and will replace most of the demand for the existing twice-daily formulation. The Company had issued purchase orders for 50% of the 2007 commitment, which by contract made the Company liable for $384 in penalties. This penalty was paid in September 2007.
On September 18, 2007, the Company executed an Amended and Restated Commercialization and Supply Agreement (LCSA) with Indevus. The agreement amended the original LCSA executed between Odyssey Pharmaceuticals and Indevus in April 2004 and assumed by Esprit (f/k/a Saturn Pharmaceuticals) in May 2005. The new amendment contemplated the impending launch of Sanctura® XR and the Company’s agreement to be acquired by Allergan. The new agreement calls for a $25,000 advance royalty payment to be made to Indevus at the time of the Esprit/Allergan merger and a $20,000 milestone payment due on December 13, 2013 if there is no generic competition at that time. $20,000 of the advance royalty payment is creditable against future royalty obligations. The agreement contained new supply pricing for both configurations of Sanctura® dosage and for the manufacture of samples. The agreement also restructured the existing royalty to a new sublicensing royalty of 12.5% to Indevus of net sales and established new minimum annual royalty minimum royalties of $8,125 to $26,250 due Indevus from 2007 – 2014. The agreement also calls for a quarterly sales force co-promotion payment of $2,318 per quarter (subject to an annual inflationary adjustment) due Indevus, potentially through March 31, 2009, at Indevus’ option.
Contingencies
The Company is a party to various other claims and suits arising out of matters occurring during the normal course of business. However, as of September 30, 2007, there is no current proceeding or litigation involving the Company that the Company believes is probable of an adverse outcome on its business, financial condition, results of operations or cash flows.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Related Party Transactions
On July 5, 2007, Depomed reacquired the marketing rights of ProQuin® XR back from the Company. As an inducement to conclude the transaction, an officer of the Company offered a standby $2,000 letter of credit as security that the Company would process returns on an ongoing basis. As part of the Company’s sale of Prosed® on October 16, 2007 (see Note 11), $2,000 of the proceeds was escrowed for the benefit of Depomed on a contingent basis, in the event the Company or its successors fail to process ProQuin® returns in an expeditious manner. In conjunction with the sale of Prosed®, the officer’s standby letter of credit was cancelled and the officer was relieved of all further responsibility.
10. Discontinued Operations
Depomed reacquired the marketing rights in ProQuin® XR from the Company in July 2007, with the Company making a cash payment of $17,500 to Depomed, which included $12,500 of previously-recognized obligations. There was no net asset value associated with the disposed business at the time of divestiture due to a $216 provision for obsolete inventory previously recorded against the finished goods and a $42,917 intangible asset impairment charge recorded as of December 31, 2006. In conjunction with the disposal of the product line, a $5,000 loss was recognized, with $0 income tax benefit recognized. In addition, the Company sold the intellectual property and inventory of Prosed® with net asset values of $1,220 and $188, respectively, as of September 30, 2007, along with $76 of samples and marketing rights to Ferring in October 2007 for $12,500.
The following amounts related to the discontinued products have been segregated from continuing operations and reported as discontinued operations through the date of disposition. The Company did not account for these products as a separate legal entity. Therefore, the following selected financial data for the Company’s discontinued operations is presented for informational purposes only and does not necessarily reflect what the net sales or earnings would have been had the product operated as a stand-alone entity. The financial information for the Company’s discontinued operations includes allocations of certain expenses to the divested product. These amounts have been allocated to the Company’s discontinued operations on the basis that is considered by management to reflect most fairly or reasonably the utilization of the services provided to, or the benefit obtained by, the divested products.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
10. Discontinued Operations (continued)
The following table summarizes selected financial information about these products for the nine months ended September 30, 2007 and 2006 respectively:

	Nine Months Ended
	September 30
	2007	2006

ProQuin® XR:
Net sales	$(657)	$8,021
(Loss) from discontinued operations, net of income taxes	(9,115)	(9,320)
Prosed®:
Net sales	4,498	2,451
(Loss) from discontinued operations, net of income taxes	(3,987)	(1,007)
11. Subsequent Events
Termination of 401(k) Plan
In contemplation of the Company’s agreement to be acquired by Allergan, the Company’s defined contribution pension plan was terminated on October 15, 2007. Prior to termination, all required payments representing qualified employees’ withholding plus the Company’s matching payments were remitted to the plan’s third party administrator.
Sale of Prosed® to Ferring, Inc.
On October 16, 2007, the tangible and intangible assets of Prosed® were sold to Ferring Pharmaceuticals, Inc. (Ferring) in exchange for $12,500 in cash. As part of the transaction, $3,000 was paid out of proceeds to the current supplier of the product to reduce the transfer price as part of a new supply agreement with Ferring. In addition, $2,000 was transferred into an escrow fund in lieu of the stand-by letter of credit supporting future obligations to process Proquin® returns on behalf of Depomed (see Note 2), and $1,000 was placed into escrow on behalf of Ferring to support the Company’s responsibility for obligations existing as of the time of the closing, up to the amount of the escrow. The remaining $6,500 in cash from the transaction was deposited in the Company’s operating account.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
11. Subsequent Events (continued)
Merger with Allergan
On October 16, 2007, all outstanding equity securities of the Company were acquired by Allergan for approximately $370,000 in cash, plus Company cash on hand less Company debt and certain transactions compensation and expenses. Debt repayments, including premiums, fees and accrued interest were deducted from closing proceeds before distributions were made to the former shareholders of the Company.
As part of the transaction, six of the larger shareholders established a fund of $5,680, representing approximately 11% of the profit to the Company’s investors, as a transaction award for existing employees and certain directors of the Company, to come out of their net proceeds. The net proceeds to shareholders were further reduced for escrow funds to support the Company’s potential indemnification obligations on certain representations and warranties ($27,750, which will be released in two nine-month intervals through April 16, 2009, subject to claims made by Allergan), a $1,000 escrow to support a maximum net working capital deficit of ($7,500) (release to be determined prior to 2008, subject to a review and any claim made by Allergan) and $500 escrow for potential expenses on behalf of the selling shareholders.
Allergan was also responsible for the payment of severance for employees deemed redundant as part of a change in control, in compliance with the Company’s existing policy. Allergan’s responsibility was capped at $7,500, including company-paid payroll taxes and fringe benefits.